Exhibit 12(b)

SECTION 906 CERTIFICATION

I, Ellen M. Needham, President and Principal Executive Officer, and I, Bruce S. Rosenberg, Treasurer and Principal Financial Officer, of SSGA Master Trust (the “Trust”) each certify that:

1.	This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham
Ellen M. Needham
President and Principal Executive Officer

Date:	March 8, 2016

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer and Principal Financial Officer

Date:	March 8, 2016